UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

TTEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas | 001-11919 | 84-1291044

(State or other jurisdiction of incorporation) | (Commission File Number) | (IRS Employer Identification No.)

100 Congress Avenue, Suite 1425,  Austin, Texas 78701

(Address of principal executive offices, including zip code)

(303) 397-8100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2026, TTEC Holdings, Inc. (the “Company”), certain of its subsidiaries as guarantors, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, entered into the Twelfth Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of June 3, 2013 (as previously amended, the “Credit Agreement”). The Amendment became effective on October 1, 2026.

The Amendment, among other matters:

(i) reduces the aggregate revolving credit commitments under the Credit Agreement by $15 million, to $960 million;

(ii) provides that aggregate outstanding revolving loans, swing loans and letters of credit may not exceed $950 million;

(iii) extends through November 15, 2026 (from September 30, 2026) the period during which the applicable margin on revolving loans remains at 3.250% for SOFR loans and 2.250% for base rate loans, such that the increase in the applicable margin to 6.250% and 5.250%, respectively, will take effect on November 16, 2026 unless a subsequent amendment to the Credit Agreement provides otherwise; and

(iv) eliminates the extension fee of 1.50% of the aggregate revolving credit commitments that would otherwise have been payable by the Company on October 1, 2026.

In connection with the Amendment, the Company paid the lenders an upfront fee of $2.4 million (0.25% of the revolving credit commitments after giving effect to the commitment reduction.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTEC HOLDINGS, INC.

Date: October 7, 2026
By:	/s/ Kenneth R. Wagers, III
Name:	Kenneth R. Wagers, III
Title:	Chief Financial Officer